UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “us”, or “our” or “LFER”)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer Fernando Oswaldo Leonzo

Effective on of January 29, 2021, Fernando Oswaldo Leonzo will resign as our Chief Executive Officer (the “Resignation”). As stated in Fernando Leonzo’s resignation letter, the Resignation is not due to any disagreement with us or our management regarding our operations, policies or practices. Fernando Leonzo continues to serve as our Chairman of the Board.

Appointment of Mahmood Khan as our Chief Executive Officer

Effective on January 29, 2021 and simultaneous to the Resignation, Mahmood Khan will be appointed by our Board of Directors as our Chief Executive Officer.

Mahmood Khan was appointed to be our Chief Executive Officer and to take office on January 29, 2021. He has 30 years’ experience in the software industry, including having founded SpeechWare in 1989, a CRM technology and professional services company firm located in San Jose, California. He served as SpeechWare’s CEO and President until December 1999. In October 2015, he co-founded Crosscode, a design and software development firm located in Minneapolis, Minnesota, and from September 2018 to January 2019 he was Crosscode’s Vice President of Strategy and Customer Success. From December 2015 to August 2018, he was Director of the professional services at NetSuite and AI/ML Oracle ERP. His other professional experience includes:

• CSC- Dir. Application Architecture – January 2012 – September 2015

• HP/EDS – Dir. Solution Architecture; IBM-GS Western Region Client Principal – May 2000 – October 2009

Over the past 30 plus years, Mahmood Khan has lead product strategy, sales and marketing, solution implementations, customer success and operations programs. He has worked in senior level positions at Silicon Valley icons and F100 companies that include NetSuite/Oracle, Computer Science Corporation, Hewlett Packard, Siemens, IBM, ROLM and GEC Telecom. His specialty is software technologies-based enterprise business solutions. He has successfully delivered solutions in multiple industries including manufacturing, banking, telecommunications and federal and states. His major clients have included William Sonoma, Sears, Aramark, GM, DreamWorks, USPS, Bay Area Transportation Authority, State of Washington, CA-DOJ, Ericsson, and Telia.

Mahmood Khan’s specialties include enterprise software development, migration and modernizing mission critical applications, ERP, productivity improvements, process optimization, risks and operation cost management. Among his major achievements are:

• Dozens of major initiatives with consultative solution sales, business-IT alignment, technology and application transition-transformation, data center consolidation, Application modernization (rationalization, refresh, upgrades, re-platform, retire), operation optimization, Web portal and CRM applications - sales, marketing, support and services, customer data Analytics. Used transformation frameworks - CSC Catalyst, TOGAF, IBM RSA, modernize enterprise environments (MF, Unix, Linux, Windows, AIX, Solaris, Cloud). Managed software development projects.

• Managed multi-million account engagements in Manufacturing, Telecommunications, Banking, Healthcare, Diversified, Federal Government, State &, Local authorities.

Mahmood Khan’s technical skills include: NetSuite/Oracle ERP, CRM, Cloud Architecture (AWS), Databases (MsSQL, MySql, Oracle), data modeling and migration tools, data analytic, Unix, Windows Enterprise Server, Solaris, AIX, Office suite, legacy and agile project management tools, Visio, Office365, programming languages (C/C++, C#, Java, PHP, VB, Shell Scripts, SOAP, RestLets, JSON), IDE Tools (VSTS, Eclipse, Unity), Mercury PPM, Lotus Notes Migrator (email, applications, Database, Archive), Notes Applications to SharePoint migration process, Google and Apple iCloud.

In 2004, Mahmood Khan received an MBA from Pepperdine, a B.Sc. in 1976 from Salford University England, PMI-PMP and holds multiple technology certificates.

ITEM 7.01. Regulation FD Disclosure

We will distribute a press release regarding Mahmood Khan’s appointment as our Chief Executive Officer. The information in this Current Report on Form 8-K with respect to Item 7.01 (including the Press Release attached as Exhibit 99.1 hereto) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein (including the Press Release attached as Exhibit 99.1 hereto).

Item 9.01	Financial Statements and Exhibits

The exhibit listed below are filed herewith.

Exhibit No No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: January 25, 2021	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer